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                              AMENDMENT AGREEMENT

     This Amendment Agreement, dated as of October 31, 1996, by and between Amax Gold Inc., a Delaware corporation (the "Borrower"), and Cyprus Amax Minerals Company, a Delaware corporation (the "Lender").

     WHEREAS, the Borrower and the Lender have entered into a Credit Agreement, dated as of March 19, 1996 (the "Credit Agreement"), the Borrower and Lender wish to amend the Credit Agreement as hereinafter provided.

     NOW, THEREFORE, the parties hereto agree as follows:

     Section 1.  Definitions.  All capitalized terms used but not defined herein
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shall have the meanings assigned to such terms in the Credit Agreement.

     Section 2. Amendments.  The second sentence of Section 1.03 of the Credit
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Agreement is amended and restated as follows:  "Interest on each Loan shall be due and payable in full on the earliest of (i) last day of the Interest Period applicable to such Loan, (ii) the date upon which the Lender demands that the Loan be repaid, or (iii) any such other date as the Borrower and Lender agree, and, in each of cases (i), (ii) and (iii), in the case of any Interest Period in excess of three months, at the end of each calender quarter occurring during the term thereof."

     Section 3. Miscellaneous.  This Amendment Agreement may be executed in any
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number of counterparts, all of which taken together shall constitute one and the same amendatory instrument, and any of the parties hereto may execute this Amendment Agreement by signing any such counterpart. This Amendment Agreement shall be governed by, and construed in accordance with, the laws of the state of Colorado. Except as specifically amended or modified hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. As used therein, the terms "Agreement", "herein", "hereunder", "hereinafter", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, refer to the Amended Agreement.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed by their respective officers or agents thereunto duly authorized, as of the date first above written.

                                    AMAX GOLD INC.

                                    By /s/ S. Scott Snellhaas
                                       ------------------------------------
                                       Name:  S. Scott Snellhaas
                                       Title: President and
                                              Chief Operating Officer

                                    CYPRUS AMAX MINERALS COMPANY

                                    By /s/ John Taraba
                                       ------------------------------------
                                       Name:  John Taraba
                                       Title: Vice President and Controller